U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 29, 2007

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On April 2, 2007, Emeritus Corporation (the "Company") filed a Current Report on Form 8-K, Item 1.01 announcing the Company's entrance into a Registration Rights Agreement (the "Agreement") by and among the Company, AP Summerville, LLC, AP Summerville II, LLC, Apollo Real Estate Investment Fund III, L.P., Apollo Real Estate Investment Fund IV, L.P., Granger Cobb, Daniel R. Baty ("Baty"), Catalina General Partnership, L.P., Columbia Select, L.P., B.F., Limited Partnership, Saratoga Partners IV, L.P. ("Saratoga"), Saratoga Coinvestment IV, LLC ("Saratoga Coinvestment"), and Saratoga Management Company, LLC ("Saratoga Management").  A copy of the Agreement was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by Emeritus on April 2, 2007.

Pursuant to its terms, the Agreement became effective as of the consummation of the merger transaction described in Item 2.01 below.  Pursuant to the terms of the Agreement, that certain Registration Rights Agreement, dated as of December 30, 1999, by and between the Company, Saratoga Management, Saratoga Coinvestment and Saratoga (the "Previous Agreement") terminated and is of no further force and effect.  A copy of the Previous Agreement was filed as Exhibit 4.4 to the Current Report on Form 8-K filed by Emeritus on January 14, 2000.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 2, 2007, the Company filed a Current Report on Form 8-K, Item 1.01 announcing its entrance into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Boston Project Acquisition Corp., Summerville Senior Living, Inc. ("Summerville"), AP Summerville, LLC, AP Summerville II, LLC, Apollo Real Estate Investment Advisors III, L.P. ("AREIF III"), Apollo Real Estate Investment Advisors IV, L.P. ("AREIF IV" and together with AREIF III, the "Apollo Funds"), Baty, and Saratoga.  A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Emeritus on April 2, 2007.

Effective as of 12:01 a.m. on September 1, 2007, the Company completed the acquisition of Summerville.  Pursuant to the Merger Agreement, at the effective time of the merger, Boston Project Acquisition, a wholly-owned subsidiary of the Company, merged with and into Summerville.  As a result, Summerville became a wholly-owned subsidiary of the Company.  Under the terms of the Merger Agreement, up to 8,500,000 shares of our common stock will be issued in connection with the transaction. Approximately 6,058,192 shares of common stock will be issued in satisfaction of outstanding loans from the Apollo Funds (approximate amount of $152.2 million in the aggregate as of the closing date), and 336,882 shares (net of applicable withholding) will be issued pursuant to certain incentive compensation arrangements with members of Summerville’s management team who have joined the combined company in connection with the transaction.  The remaining shares will be issued to the stockholders of Summerville, including the Apollo Funds.

As previously disclosed in the Company's Current Report on Form 8-K filed April 2, 2007, an Amended and Restated Shareholders Agreement to which the Company, Baty and certain of his affiliates, Saratoga and certain of its affiliates and the Apollo Funds are parties and a Registration Rights Agreement to which the Company, Baty and certain of his affiliates, Saratoga and certain of its affiliates, the Apollo Funds, and Granger Cobb are parties became effective upon the consummation of the merger.  Copies of these agreements were filed as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed on April 2, 2007.

The foregoing description of the acquisition of Summerville is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Emeritus on April 2, 2007, and is incorporated herein by reference.  Additionally, the foregoing description is not purported to be complete with respect to the other agreements ancillary to the Merger Agreement that became effective upon the consummation of the transaction, and such description is qualified in its entirety by reference to the definitive agreements, filed as exhibits to the Company's Current Report on Form 8-K filed on April 2, 2007.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 above is hereby incorporated herein by reference.  In connection with the merger described in Item 2.01 of this the Current Report on Form 8-K, effective September 1, 2007, the Company will issue up to 8,163,118 unregistered shares of common stock of the Company in reliance upon the exemptions from registration under Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Commission Rule 506

of Regulation D promulgated under the Securities Act.  Under the terms of the Merger Agreement, only security holders of Summerville that qualify as accredited investors (as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) will be issued shares of common stock of the Company in connection with the Summerville transaction.  Under the terms of the Merger Agreement, security holders of Summerville that do not qualify as accredited investors will receive cash in lieu of shares of common stock of the Company.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

(c), (e)

On August 29, 2007, the board of directors of the Company appointed Granger Cobb as Co-Chief Executive Officer and President, subject to the consummation of the merger described in Item 2.01 of this Current Report on Form 8-K, and in connection with such appointment, the Company entered into a five-year employment agreement with Mr. Cobb on August 31, 2007.  Under the terms of the employment agreement, the Company will pay Mr. Cobb a base salary of $600,000 per year, and Mr. Cobb will be entitled to certain bonus compensation (not to exceed 75% of his base salary) based on the Company's earnings before interest, taxes, depreciation and amortization, as well as other benefits.  In addition, the Company will grant Mr. Cobb a stock option to purchase 500,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant, of which 20% will be vested immediately on the date of grant and the remaining 80% will vest over a four year vesting schedule.  The employment agreement provides Mr. Cobb certain separation benefits in the event that his employment is terminated by the Company without cause or by Mr. Cobb for good reason (as defined in the employment agreement).  A copy of the employment agreement with Mr. Cobb is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Cobb, 46, has 21 years of senior management experience in the senior residential, assisted living, and skilled nursing industries.  He has served as President, Chief Executive Officer, and a director of Summerville, since 2000.  Mr. Cobb joined Summerville in 1998 with its acquisition of Cobbco, Inc., a California-based assisted living company founded by Mr. Cobb in 1989.  Mr. Cobb is active in several industry associations and has served on the boards of the Assisted Living Federation of America (ALFA), the National Investment Center for the Seniors Housing & Care Industry (NIC), and the political action committees for ALFA and the California Assisted Living Association (CALA).  Mr. Cobb is the brother of Melanie Werdel, who was appointed as the Company's Executive Vice President—Administration subject to consummation of the merger described in Item 2.01 of this Current Report on Form 8-K.

On August 29, 2007, the board of directors of Emeritus Corporation appointed Justin Hutchens as Executive Vice President - Operations and Chief Operating Officer, subject to the consummation of the merger described in Item 2.01 of this Current Report on Form 8-K.  Mr. Hutchens, 32, has 13 years of experience in the healthcare field. Mr. Hutchens joined Summerville in 2001 as the Regional Director of Operations for the Northern California region. He was appointed as Senior-Vice President in 2003.  Prior to joining Summerville, Mr. Hutchens had a multi-site management background in the areas of marketing and operations in the senior housing and long-term care arena.  He has experience with over 150 skilled nursing and assisted living communities starting in 1994.  Mr. Hutchens is the Chair of the COO roundtable for the Assisted Living Federation of America (ALFA) and he is a member of the Operational Excellence Task Force for ALFA.

On August 29, 2007, the board of directors of Emeritus Corporation appointed Leonard Watterson as Vice President and Chief Accounting Officer, subject to the consummation of the merger described in Item 2.01 of this Current Report on Form 8-K.  Mr. Watterson, 54, is a Certified Public Accountant and has over 25 years of experience in the healthcare finance field.  Mr. Watterson joined Emeritus in 2005 as Director of Corporate Accounting.  Prior to joining Emeritus, Mr. Watterson was a regional controller for Omnicare for one year, was Vice President of Finance with Sun Healthcare group for eight years, and was Director of Accounting Services for The Hillhaven Corporation for 12 years.

(d)

On August 29, 2007, the board of directors of the Company elected Mr. Cobb and Stuart Koenig as directors of the Company, subject to consummation of the merger described in Item 2.01 of this Current Report on Form 8-K.  Mr. Cobb was elected as a Class II Director.  Mr. Koenig was elected as a Class I Director.  Mr. Koenig will join the board of directors of the Company as an independent director and, upon the recommendation of the Nominating and Corporate Governance Committee, was appointed by the board of directors of Emeritus Corporation to serve as a member of the Compensation Committee, subject to consummation of the merger described in Item 2.01 of this Current Report on Form 8-K.  Mr. Koenig, 55, has been associated with Apollo Real Estate Advisors since 1995 and is a partner and its Chief Financial Officer.  Prior to 1995, Mr. Koenig was a Vice President in the Real Estate Principal Investment Area of Goldman, Sachs & Co. where he served as Controller and Director of Investor Relations for the Whitehall real estate investment funds.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on September 4, 2007, announcing the consummation of the Summerville acquisition.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired
To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b)           Pro Forma Financial Information
To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d)           Exhibits

Exhibit No.                                Description

2.1
Agreement and Plan of Merger dated as of March 29, 2007, by and among Emeritus Corporation, Boston Project Acquisition Corp., Summerville Senior Living, Inc. AP Summerville, LLC, AP Summerville II, LLC, Apollo Real Estate Investment Fund III, L.P., Apollo Real Estate Investment Fund IV, L.P., Daniel R. Baty, and Saratoga Partners IV, L.P. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Emeritus on April 2, 2007).

10.1	Employment Agreement by and between Granger Cobb and Emeritus Corporation, dated August 31, 2007.

99.1	Press release dated September 4, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

September 4, 2007		EMERITUS CORPORATION

	By:	/s/ RAYMOND R. BRANDSTROM
Raymond R. Brandstrom
Executive Vice President—Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

Exhibit No.                                Description

2.1
Agreement and Plan of Merger dated as of March 29, 2007, by and among Emeritus Corporation, Boston Project Acquisition Corp., Summerville Senior Living, Inc. AP Summerville, LLC, AP Summerville II, LLC, Apollo Real Estate Investment Fund III, L.P., Apollo Real Estate Investment Fund IV, L.P., Daniel R. Baty, and Saratoga Partners IV, L.P. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Emeritus on April 2, 2007).

10.1	Employment Agreement by and between Granger Cobb and Emeritus Corporation, dated August 31, 2007.

99.1	Press release dated September 4, 2007.